UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

Onconetix, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(zip code)

(513) 620-4101

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2024 (the “First Prior Form 8-K”), on April 19, 2023, Onconetix, Inc. (the “Company”) entered into an asset purchase agreement with Veru Inc., a Wisconsin corporation (“Veru”, and the asset purchase agreement, the “Veru APA”). Pursuant to the terms of the Veru APA, the Company agreed to pay to Veru aggregate consideration of $20.0 million, consisting of: (i) $6.0 million paid upon the closing of the transaction; (ii) $4.0 million in the form of a non-interest bearing note payable due on September 30, 2023; and (iii) $10.0 million in the form of two equal (i.e. each for $5.0 million) non-interest bearing notes payable, which were to be due on April 19, 2024 (the “April Veru Note”) and September 30, 2024 (the “September Veru Note”), respectively. On September 29, 2023, the parties amended (the “Veru Amendment”) the Veru APA. Pursuant to the Veru Amendment, the $4.0 million note payable originally due on September 30, 2023, was deemed paid and fully satisfied upon (1) the payment to Veru of $1 million in immediately available funds on September 29, 2023, and (2) the issuance to Veru by October 3, 2023, of 3,000 shares of Series A Preferred Stock of the Company.

On April 24, 2024, the Company entered into a Forbearance Agreement with Veru (the “Original Forbearance Agreement”), pursuant to which Veru agreed, among other things, to forbear from exercising its rights and remedies under the April Veru Note until March 31, 2025 (the “April 2024 Forbearance Period”). Additionally, as previously reported on a Form 8-K filed with the SEC on September 20, 2024 (the “Second Prior Form 8-K”), the Company entered into an Amended and Restated Forbearance Agreement with Veru (the “A&R Forbearance Agreement”) which amended and restated the Original Forbearance Agreement in its entirety to, among other things, extend the maturity date for the September Veru Note until the earlier to occur of: (i) June 30, 2025 or (ii) the occurrence of an Event of Default (as such term is defined in the A&R Forbearance Agreement). The A&R Forbearance Agreement also effected certain modifications to the payment terms in the Original Forbearance Agreement and amended certain terms of the September Veru Note.

On November 26, 2024, the Company and Veru entered into a waiver and amendment to the A&R Forbearance Agreement (the “Amendment”), pursuant to which Veru agreed to waive the due date for payment of applicable Cash Receipt Payments (as such term is defined in the A&R Forbearance Agreement) generated in October 2024 until the Company receives funds of at least $97,000 pursuant to its equity line of credit facility with Keystone Capital Partners LLC. In exchange, the Company agreed to increase its payments to be made to Veru out of future financing and strategic transactions through June 30, 2025, from 20% to 25% of net proceeds generated from such transactions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. For more information about the terms of the Original Forbearance Agreement and the A&R Forbearance Agreement, please see the First Prior Form 8-K and the Second Prior Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Waiver and Amendment No. 1 to Forbearance Agreement, dated November 26, 2024, between the Company and Veru
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2024	ONCONETIX, INC.

	By:	/s/ Karina M. Fedasz
Karina M. Fedasz
Interim Chief Financial Officer

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